Exhibit 99.1

EXL REPORTS 2024 FOURTH QUARTER AND YEAR-END RESULTS; ISSUES 2025 GUIDANCE

2024 Fourth Quarter Revenue of $481.4 Million, up 16.3% year-over-year
Q4 Diluted EPS (GAAP) of $0.31, up 28.4% from $0.24 in Q4 of 2023
Q4 Adjusted Diluted EPS (Non-GAAP) (1) of $0.44, up 26.1% from $0.35 in Q4 of 2023

2024 Revenue of $1.84 Billion, up 12.7% year-over-year
2024 Diluted EPS (GAAP) of $1.21, up 10.0% from $1.10 in 2023
2024 Adjusted Diluted EPS (Non-GAAP) (1) of $1.65, up 15.4% from $1.43 in 2023

NEW YORK – February 25, 2025 (GLOBE NEWSWIRE) - ExlService Holdings, Inc. (NASDAQ: EXLS), a global data and AI company, today announced its financial results for the quarter and full year ended December 31, 2024.

Rohit Kapoor, chairman and chief executive officer, said, “As we executed our data and AI strategy in 2024, we achieved several key milestones, including launching an enterprise AI platform in partnership with NVIDIA, introducing our insurance-specific large language model (LLM) and expanding our data management capabilities with the acquisition of ITI Data. Our focus on innovating with speed led to industry-leading full-year revenue growth of 12.7% and adjusted EPS growth of 15.4%. As AI adoption continues to increase, EXL is well positioned to capture this opportunity and continue its strong growth momentum.”

Maurizio Nicolelli, chief financial officer, said, “We finished 2024 with robust growth across our business segments, a formidable balance sheet and strong free cash flow. For the full year 2025, we expect revenue to be in the range of $2.025 billion to $2.060 billion, representing a 10% to 12% increase year-over-year on a reported basis and 11% to 13% on constant currency basis. We expect adjusted diluted EPS to be in the range of $1.83 to $1.89, representing a 11% to 14% increase over 2024.”

__________________________________________________

1.Reconciliations of adjusted (non-GAAP) financial measures to the most directly comparable GAAP measures, where applicable, are included at the end of this release under “Reconciliation of Adjusted Financial Measures to GAAP Measures.” These non-GAAP measures, including adjusted diluted EPS and constant currency measures, are not measures of financial performance prepared in accordance with GAAP.

Financial Highlights: Fourth Quarter 2024

•Revenue for the quarter ended December 31, 2024 increased to $481.4 million compared to $414.1 million for the fourth quarter of 2023, an increase of 16.3% on a reported basis and constant currency basis. Revenue increased by 2.0% sequentially on a reported basis and 2.4% on a constant currency basis, from the third quarter of 2024.

	Revenue			Gross Margin
	Three months ended			Three months ended
	December 31, 2024	December 31, 2023	September 30, 2024	December 31, 2024	December 31, 2023	September 30, 2024
Reportable Segments
	(dollars in millions)
Insurance	$162.0	$139.1	$157.6	36.9%	36.2%	36.3%
Healthcare	31.6	26.0	30.5	31.7%	36.9%	33.6%
Emerging Business	80.1	67.0	80.0	40.7%	41.0%	40.2%
Analytics	207.7	182.0	204.0	39.0%	35.4%	38.5%
Revenues, net	$481.4	$414.1	$472.1	38.1%	36.7%	37.8%

•Operating income margin for the quarter ended December 31, 2024 was 14.8%, compared to 13.1% for the fourth quarter of 2023 and 14.7% for the third quarter of 2024. Adjusted operating income margin for the quarter ended December 31, 2024 was 18.8%, compared to 17.8% for the fourth quarter of 2023 and 19.9% for the third quarter of 2024.

•Diluted earnings per share for the quarter ended December 31, 2024 was $0.31, compared to $0.24 for the fourth quarter of 2023 and $0.33 for the third quarter of 2024. Adjusted diluted earnings per share for the quarter ended December 31, 2024 was $0.44, compared to $0.35 for the fourth quarter of 2023 and $0.44 for the third quarter of 2024.

Financial Highlights: Full Year 2024

•Revenue for the year ended December 31, 2024 increased to $1.84 billion compared to $1.63 billion for the year ended December 31, 2023, an increase of 12.7% on a reported basis and constant currency basis.

	Revenue		Gross Margin
	Year ended		Year ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Reportable Segments
	(dollars in millions)
Insurance	$614.0	$529.9	36.4%	35.5%
Healthcare	116.4	106.0	33.0%	34.6%
Emerging Business	311.7	265.7	41.8%	43.2%
Analytics	796.3	729.1	37.5%	36.8%
Revenues, net	$1,838.4	$1,630.7	37.6%	37.3%

•Operating income margin for the year ended December 31, 2024 was 14.3%, compared to 14.6% for the year ended December 31, 2023. Adjusted operating income margin for the year ended December 31, 2024 was 19.4%, compared to 19.3% for the year ended December 31, 2023.

•Diluted earnings per share for the year ended December 31, 2024 was $1.21, compared to $1.10 for the year ended December 31, 2023. Adjusted diluted earnings per share for the year ended December 31, 2024 was $1.65, compared to $1.43 for the year ended December 31, 2023.

Business Highlights: Fourth Quarter 2024

•Won 17 new clients in the fourth quarter of 2024, with eight clients in digital operations and solutions and nine in analytics. For the year, we won 69 new clients, with 32 in digital operations and solutions and 37 in analytics.
•Launched EXLerate.AI, an agentic AI platform designed to help enterprises reimagine and build AI-native workflows that drive greater efficiency, lower costs, and increased accuracy and scalability across business operations.
•Named a Leader in the ISG Provider Lens™ Generative AI Services 2024 report. Analysts cited EXL’s data integration capabilities, domain-specific expertise, and robust transformational framework as key differentiators driving its leadership in this space.
•Recognized as a Market Leader in the HFS Research 2024 AADA Quadfecta Services for the Generative Enterprise™ 2024 study. The study evaluated 27 leading analytics, AI, data platforms, and automation service providers on their ability to unlock deep insights from data, automate complex processes, and enhance operational efficiencies. The Market Leader designation is the report’s highest distinction.

2025 Operating Model
To accelerate the execution of our data and AI strategy, capture a greater share of the growing AI market and drive EXL’s long-term growth, the company is changing its operating model. The new model is comprised of Industry Market Units focused on delivering higher value to clients leveraging our full suite of capabilities; and Strategic Growth Units focused on rapidly advancing our capabilities specific to various industries and client needs.
This enhances our ability to deepen client relationships, unlock new buying centers, expand our addressable markets across industries and geographies, accelerate investments in data and AI capabilities and industry-specific solutions, and create more professional development opportunities for our employees. This model enables us to deliver AI-powered integrated solutions more effectively and evolve engagements to maximize value for our clients.
EXL will adopt new financial reporting segments consistent with how management will be reviewing financial information and making operating decisions beginning in the first quarter of 2025. Our data, AI and analytics capabilities are driving all of our solutions and business lines. Accordingly, we will now report data and AI revenue alongside our new reporting segments beginning with the first quarter of 2025. This shift will provide a higher quality and more relevant representation of our business performance as we continue executing our data and AI growth strategy. The new reportable segments, aligned to our Industry Market Units, are as follows:
•Insurance
•Healthcare and Life Sciences
•Banking, Capital Markets and Diversified Industries
•International Growth Markets
The change in segment presentation will not have any effect on our consolidated statements of income, balance sheets or cash flows. The revised presentation will be reflected in our periodic and annual reports beginning in the first quarter of 2025.

2025 Guidance
Based on current visibility, and a U.S. dollar to Indian rupee exchange rate of 87.0, U.K. pound sterling to U.S. dollar exchange rate of 1.25, U.S. dollar to the Philippine peso exchange rate of 58.0 and all other currencies at current exchange rates, we are providing the following guidance for the full year 2025:

•Revenue of $2.025 billion to $2.060 billion, representing an increase of 10% to 12% on a reported basis, and 11% to 13% on a constant currency basis, from 2024; and

•Adjusted diluted earnings per share of $1.83 to $1.89, representing an increase of 11% to 14% from 2024.

Conference Call

ExlService Holdings, Inc. will host a conference call on Wednesday, February 26, 2025, at 10:00 A.M. ET to discuss the Company’s fourth quarter and year-end operating and financial results. The conference call will be available live via the internet by accessing the investor relations section of EXL’s website at ir.exlservice.com, where an accompanying investor-friendly spreadsheet of historical operating and financial data can also be accessed. Please access the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.

Please note that there is a new system to access the live call-in order to ask questions. To join the live call, please register here. A dial-in and unique PIN will be provided to join the call. For those who cannot access the live broadcast, a replay will be available on the EXL website ir.exlservice.com for a period of twelve months.

About ExlService Holdings, Inc.
EXL (NASDAQ: EXLS) is a global data and artificial intelligence ("AI") company that offers services and solutions to reinvent client business models, drive better outcomes and unlock growth with speed. EXL harnesses the power of data, AI, and deep industry knowledge to transform businesses, including the world’s leading corporations in industries including insurance, healthcare, banking and financial services, media and retail, among others. EXL was founded in 1999 with the core values of innovation, collaboration, excellence, integrity and respect. We are headquartered in New York and have more than 59,000 employees spanning six continents. For more information, visit www.exlservice.com.

Cautionary Statement Regarding Forward-Looking Statements This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to EXL's operations and business environment, all of which are difficult to predict and many of which are beyond EXL’s control. Forward-looking statements include information concerning EXL’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management's experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although EXL believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect EXL’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors, which include our ability to maintain and grow client demand, risks related to the use of AI technology, impact on client demand by the selling cycle of our contracts, fluctuations in our earnings, our ability to hire and retain sufficiently trained employees, and our ability to accurately estimate and/or manage costs, are discussed in more detail in EXL’s filings with the Securities and Exchange Commission, including EXL’s Annual Report on Form 10-K. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect EXL. EXL has no obligation to update any forward-looking statements after the date hereof, except as required by applicable law.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amount and share count)

			(Unaudited)
	Year ended December 31,		Three months ended December 31,
	2024	2023	2024	2023
Revenues, net	$1,838,372	$1,630,668	$481,426	$414,058
Cost of revenues (1)	1,147,359	1,022,902	298,023	262,211
Gross profit (1)	691,013	607,766	183,403	151,847
Operating expenses:
General and administrative expenses	225,672	198,294	58,477	53,730
Selling and marketing expenses	146,502	120,227	37,520	31,553
Depreciation and amortization expense	55,219	50,490	16,164	12,298
Total operating expenses	427,393	369,011	112,161	97,581
Income from operations	263,620	238,755	71,242	54,266
Foreign exchange gain, net	891	1,532	218	694
Interest expense	(19,256)	(13,180)	(5,111)	(3,150)
Other income/(expense), net	16,092	10,834	4,216	4,240
Income before income tax expense and earnings from equity affiliates	261,347	237,941	70,565	56,050
Income tax expense	62,936	53,536	19,850	15,763
Income before earnings from equity affiliates	198,411	184,405	50,715	40,287
Gain/(loss) from equity-method investment	(114)	153	(43)	(4)
Net income	$198,297	$184,558	$50,672	$40,283
Earnings per share:
Basic	$1.22	$1.11	$0.31	$0.24
Diluted	$1.21	$1.10	$0.31	$0.24
Weighted average number of shares used in computing earnings per share:
Basic	162,718,840	166,341,213	161,292,473	165,254,017
Diluted	164,321,656	168,161,371	163,436,793	166,880,836

(1) Exclusive of depreciation and amortization expense.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amount and share count)

	As of
	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$153,355	$136,953
Short-term investments	187,223	153,881
Restricted cash	9,972	4,062
Accounts receivable, net	304,322	308,108
Other current assets	140,317	76,669
Total current assets	795,189	679,673
Property and equipment, net	101,837	100,373
Operating lease right-of-use assets	68,784	64,856
Restricted cash	8,071	4,386
Deferred tax assets, net	104,747	82,927
Goodwill	420,387	405,639
Other intangible assets, net	49,331	50,164
Long-term investments	13,972	4,430
Other assets	56,085	49,524
Total assets	$1,618,403	$1,441,972
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,884	$5,055
Current portion of long-term borrowings	4,886	65,000
Deferred revenue	19,264	12,318
Accrued employee costs	129,994	117,137
Accrued expenses and other current liabilities	113,597	114,113
Current portion of operating lease liabilities	16,491	12,780
Total current liabilities	290,116	326,403
Long-term borrowings, less current portion	283,598	135,000
Operating lease liabilities, less current portion	59,851	58,175
Deferred tax liabilities, net	1,403	1,495
Other non-current liabilities	53,573	31,462
Total liabilities	688,541	552,535
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 15,000,000 shares authorized, none issued	—	—
Common stock, $0.001 par value; 400,000,000 shares authorized, 206,510,587 shares issued and 161,801,212 shares outstanding as of December 31, 2024 and 203,410,038 shares issued and 165,277,880 shares outstanding as of December 31, 2023	206	203
Additional paid-in capital	588,583	508,028
Retained earnings	1,281,960	1,083,663
Accumulated other comprehensive loss	(154,722)	(127,040)
Total including shares held in treasury	1,716,027	1,464,854
Less: 44,709,375 shares as of December 31, 2024 and 38,132,158 shares as of December 31, 2023, held in treasury, at cost	(786,165)	(575,417)
Total stockholders’ equity	929,862	889,437
Total liabilities and stockholders’ equity	$1,618,403	$1,441,972

EXLSERVICE HOLDINGS, INC.
Reconciliation of Adjusted Financial Measures to GAAP Measures

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), EXL has included in this release certain financial measures that are considered non-GAAP financial measures, including the following:
(i)Adjusted operating income and adjusted operating income margin;
(ii)Adjusted EBITDA and adjusted EBITDA margin;
(iii)Adjusted net income and adjusted diluted earnings per share; and
(iv)Revenue growth on constant currency basis.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, the financial results calculated in accordance with GAAP and reconciliations from those financial statements should be carefully evaluated. EXL believes that providing these non-GAAP financial measures may help investors better understand EXL’s underlying financial performance. Management also believes that these non-GAAP financial measures, when read in conjunction with EXL’s reported results, can provide useful supplemental information for investors analyzing period-to-period comparisons of the Company’s results and comparisons of the Company’s results with the results of other companies. Additionally, management considers some of these non-GAAP financial measures to determine variable compensation of its employees. The Company believes that it is unreasonably difficult to provide its earnings per share financial guidance in accordance with GAAP, or a qualitative reconciliation thereof, for a number of reasons, including, without limitation, the Company’s inability to predict its future stock-based compensation expense under ASC Topic 718, the amortization of intangibles associated with future acquisitions and the currency fluctuations and associated tax effects. As such, the Company presents guidance with respect to adjusted diluted earnings per share. The Company also incurs significant non-cash charges for depreciation that may not be indicative of the Company’s ability to generate cash flow.

EXL non-GAAP financial measures exclude, where applicable, stock-based compensation expense, amortization of acquisition-related intangible assets, provision for restructuring and litigation settlement matters, effects of termination of leases, certain defined social security contributions, allowance for certain material expected credit losses, other acquisition-related expenses or benefits and effect of any non-recurring tax adjustments. Acquisition-related expenses or benefits include, changes in the fair value of contingent consideration, external deal costs, integration expenses, direct and incremental travel costs and non-recurring benefits or losses. Our adjusted net income and adjusted diluted EPS also excludes the effects of income tax on the above pre-tax items, as applicable. The effects of income tax of each item is calculated by applying the statutory rate of the local tax regulations in the jurisdiction in which the item was incurred.

A limitation of using non-GAAP financial measures versus financial measures calculated in accordance with GAAP is that non-GAAP financial measures do not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and exclude costs that are recurring, namely stock-based compensation and amortization of acquisition-related intangible assets. EXL compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP financial measures to allow investors to evaluate such non-GAAP financial measures.

EXL’s primary exchange rate exposure is with the Indian rupee, the Philippine peso, the U.K. pound sterling and the South African rand. The average exchange rate of the U.S. dollar against the Indian rupee increased from 83.28 during the quarter ended December 31, 2023 to 84.72 during the quarter ended December 31, 2024, representing a depreciation of 1.7% against the U.S. dollar. The average exchange rate of the U.S. dollar against the Philippine peso increased from 55.86 during the quarter ended December 31, 2023 to 58.19 during the quarter ended December 31, 2024, representing a depreciation of 4.2% against the U.S. dollar. The average exchange rate of the U.K. pound sterling against the U.S. dollar increased from 1.25 during the quarter ended December 31, 2023 to 1.28 during the quarter ended December 31, 2024, representing an appreciation of 1.9% against the U.S. dollar. The average exchange rate of the U.S. dollar against the South African rand decreased from 18.63 during the quarter ended

December 31, 2023 to 18.18 during the quarter ended December 31, 2024, representing an appreciation of 2.4% against the U.S. dollar.

The following table shows the reconciliation of these non-GAAP financial measures for the year ended December 31, 2024 and 2023, the three months ended December 31, 2024 and 2023 and the three months ended September 30, 2024:

Reconciliation of Adjusted Operating Income and Adjusted EBITDA
(Amounts in thousands)

	Year ended		Three months ended
	December 31,		December 31,		September 30,
	2024	2023	2024	2023	2024
Net income (GAAP)	$198,297	$184,558	$50,672	$40,283	$53,037
add: Income tax expense	62,936	53,536	19,850	15,763	15,460
add/(subtract): Foreign exchange gain, net, interest expense, gain/(loss) from equity-method investment and other income/(loss), net	2,387	661	720	(1,780)	908
Income from operations (GAAP)	$263,620	$238,755	$71,242	$54,266	$69,405
add: Stock-based compensation expense	72,658	58,437	15,479	15,452	21,232
add: Amortization of acquisition-related intangibles	13,630	14,678	4,024	3,168	3,449
add: Restructuring and litigation settlement costs (a)	6,174	613	—	613	—
add/(subtract): Allowance/(reversal) for expected credit losses (b)	—	1,436	—	(264)	—
add: Other expenses (c)	—	771	—	282	—
Adjusted operating income (Non-GAAP)	$356,082	$314,690	$90,745	$73,517	$94,086
Adjusted operating income margin as a % of Revenue (Non-GAAP)	19.4%	19.3%	18.8%	17.8%	19.9%
add: Depreciation on long-lived assets	41,589	34,434	12,140	9,130	10,350
Adjusted EBITDA (Non-GAAP)	$397,671	$349,124	$102,885	$82,647	$104,436
Adjusted EBITDA margin as a % of revenue (Non-GAAP)	21.6%	21.4%	21.4%	20.0%	22.1%

(a) To exclude effects of employee severance costs and outplacement support costs of $4,762 and $nil and litigation settlement costs and associated legal fees of $1,412 and $613 for the year ended December 31, 2024 and 2023, respectively. To exclude effects of litigation settlement costs and associated legal fees of $nil and $613 for the three months ended December 31, 2024 and 2023, respectively.

(b) To exclude the effects of material allowance/(reversal) for expected credit losses on accounts receivables related to a customer bankruptcy event.

(c) To exclude effects of lease termination of $nil and $489 and other items, individually insignificant of $nil and $282 for the year ended December 31, 2024 and 2023, respectively. To exclude effects of other items, individually insignificant of $nil and $282 for the three months ended December 31, 2024 and 2023, respectively.

Reconciliation of Adjusted Net Income and Adjusted Diluted Earnings Per Share
(Amounts in thousands, except per share data)

	Year ended		Three months ended
	December 31,		December 31,		September 30,
	2024	2023	2024	2023	2024
Net income (GAAP)	$198,297	$184,558	$50,672	$40,283	$53,037
add: Stock-based compensation expense	72,658	58,437	15,479	15,452	21,232
add: Amortization of acquisition-related intangibles	13,630	14,678	4,024	3,168	3,449
add: Restructuring and litigation settlement costs (a)	6,174	613	—	613	—
add/(subtract): Changes in fair value of contingent consideration	(589)	1,900	—	(600)	—
add: Other tax expenses (b)	3,817	223	3,817	223	—
add/(subtract): Allowance/(reversal) for expected credit losses (c)	—	1,436	—	(264)	—
add: Other expenses (d)	—	489	—	—	—
subtract: Tax impact on stock-based compensation expense (e)	(17,576)	(17,333)	(1,769)	(374)	(5,830)
subtract: Tax impact on amortization of acquisition-related intangibles	(3,318)	(3,622)	(921)	(792)	(866)
add/(subtract): Tax impact on restructuring and litigation settlement costs	(1,540)	—	48	—	—
add/(subtract): Tax impact on changes in fair value of contingent consideration	146	152	(5)	152	—
add/(subtract): Tax impact on allowance/(reversal) for expected credit losses	—	(364)	—	65	—
subtract: Tax impact on other expenses	—	(280)	—	(157)	—
Adjusted net income (Non-GAAP)	$271,699	$240,887	$71,345	$57,769	$71,022
Adjusted diluted earnings per share (Non-GAAP)	$1.65	$1.43	$0.44	$0.35	$0.44

(a) To exclude effects of employee severance costs and outplacement support costs of $4,762 and $nil and litigation settlement costs and associated legal fees of $1,412 and $613 for the year ended December 31, 2024 and 2023, respectively. To exclude effects of litigation settlement costs and associated legal fees of $nil and $613 for the three months ended December 31, 2024 and 2023, respectively.

(b) To exclude other tax expenses/(benefits) related to certain deferred tax assets and liabilities.

(c) To exclude the effects of material allowance/(reversal) for expected credit losses on accounts receivables related to a customer bankruptcy event.

(d) To exclude effects of lease termination of $nil and $489 for the year ended December 31, 2024 and 2023, respectively.

(e) Tax impact includes $9,714 and $15,055 for the year ended December 31, 2024 and 2023 respectively, $500 and $1,883 for the three months ended December 31, 2024 and 2023 respectively, and $1,673 for the three months ended September 30, 2024 related to discrete benefit recognized in income tax expense in accordance with ASU No. 2016-09, Compensation - Stock Compensation.

Contacts:
Investor Relations
John Kristoff
Vice President, Investor Relations
+1 212 209 4613
ir@exlservice.com

Media - US
Keith Little
Assistant Vice President, Media Relations
+1 703 598 0980
media.relations@exlservice.com